                                                                     EXHIBIT 1.1



                               Pricing Agreement


Goldman, Sachs & Co.
Lehman Brothers
Morgan Stanley & Co. Incorporated
c/o Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004.

                                                                   JULY 30, 1997


Ladies and Gentlemen:

         Commercial Metals Company, a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated July 26, 1995 (the "Underwriting Agreement"), between the Company on the one hand and Goldman, Sachs & Co., Lehman Brothers, and Morgan Stanley & Co. Incorporated on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Securities specified in Schedule II hereto (the "Designated Securities"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

         An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you, is now proposed to be filed with the Commission.

         Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

         If the foregoing is in accordance with your understanding, please sign and return to us six counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding
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agreement between each of the Underwriters and the Company.  It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

                                        Very truly yours,

                                        COMMERCIAL METALS COMPANY



                                        By:
                                           ------------------------------------
                                            Name:
                                            Title:


Accepted as of the date hereof:

GOLDMAN, SACHS & CO.

LEHMAN BROTHERS

MORGAN STANLEY & CO. INCORPORATED


By:
   -----------------------------------
   Goldman, Sachs & Co.






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                                   SCHEDULE I

                                                         PRINCIPAL AMOUNT OF
                                                        DESIGNATED SECURITIES
                                                           TO BE PURCHASED
                                                        ---------------------
                                 UNDERWRITER
                                 -----------

 Goldman, Sachs & Co.                                       $ 25,000,000

 Lehman Brothers                                            $ 12,500,000

 Morgan Stanley & Co. Incorporated                          $ 12,500,000
                                                            ------------
                  Total                                     $ 50,000,000
                                                            ============

                                  SCHEDULE II:


TITLE OF DESIGNATED SECURITIES:  6.80% Notes due August 1, 2007



AGGREGATE PRINCIPAL AMOUNT:

    $50,000,000


PRICE TO PUBLIC:

    100.000% of the principal amount of the Designated Securities, plus accrued interest from August 1, 1997.


PURCHASE PRICE BY UNDERWRITERS:

    99.350% of the principal amount of the Designated Securities, plus accrued interest from August 1, 1997.


FORM OF DESIGNATED SECURITIES:

    Book-entry only form represented by one or more global securities deposited with The Depository Trust Company ("DTC") or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC.


SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

    Federal (same day) funds


TIME OF DELIVERY:

    10:00 a.m. (New York City time), August 4, 1997


INDENTURE:

    Indenture dated July 31, 1995, between the Company and The Chase Manhattan Bank, N.A., as Trustee


MATURITY:    August 1, 2007



INTEREST RATE:   6.80%
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INTEREST PAYMENT DATES:

    August 1 and February 1, commencing February 1, 1998


NAMES AND ADDRESSES OF REPRESENTATIVES:

    Designated Representatives:       Goldman, Sachs & Co.
                                      Lehman Brothers
                                      Morgan Stanley & Co. Incorporated

    Address for Notices, etc.:        Goldman, Sachs & Co.
                                      85 Broad Street
                                      New York, New York 10004
                                      Attn: Registration Department